As filed with the Securities and Exchange Commission on September 11, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DOLBY LABORATORIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	90-0199783
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Dolby Laboratories, Inc.

1275 Market Street

San Francisco, California 94103-1410

(Address of principal executive offices, including zip code)

2026 Inducement Stock Plan

(Full title of the plan)

Andy Sherman, Esq.

Executive Vice President, General Counsel and Corporate Secretary

Dolby Laboratories, Inc.

1275 Market Street

San Francisco, California 94103-1410

(415) 558-0200

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Mark B. Baudler, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On August 27, 2026, Dolby Laboratories, Inc. (the “Registrant”) adopted the 2026 Inducement Stock Plan (the “Inducement Plan”), pursuant to which the Registrant reserved 2,500,000 shares of Class A common stock to be used exclusively for grants of equity-based awards to individuals who were not previously employees or directors of the Registrant, as an inducement material to the individual’s entry into employment with the Registrant within the meaning of New York Stock Exchange Listing Rule 303A.08. The Inducement Plan was adopted by the Registrant’s board of directors without stockholder approval pursuant to New York Stock Exchange Listing Rule 303A.08.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the SEC by the Registrant are hereby incorporated by reference into this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 26, 2025, filed with the SEC on November 18, 2025.

(2)

All other reports filed by the Registrant with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above.

(3)

The description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on February 9, 2005, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or superseded such statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date
4.1	Form of Registrant’s Class A common stock certificate.	S-1/A	333-120614	4.1	December 30, 2004
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1)
24.1	Power of Attorney (contained on signature page hereto)
99.1	Dolby Laboratories, Inc. 2026 Inducement Stock Plan
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 11th day of September, 2026.

DOLBY LABORATORIES, INC.

By:	/S/ MARC WHITTEN
Marc Whitten
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc Whitten and Robert Park, his or her attorney-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connections therewith, with the Securities and Exchange Commission, hereby ratifying and conforming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue of hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ PETER GOTCHER	Chair of the Board of Directors	September 11, 2026

Peter Gotcher

/S/ MARC WHITTEN	President, Chief Executive Officer and Director (Principal Executive Officer)	September 11, 2026

Marc Whitten

/S/ ROBERT PARK	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 11, 2026

Robert Park

/S/ RYAN NICHOLSON	Vice President, Chief Accounting Officer (Principal Accounting Officer)	September 11, 2026

Ryan Nicholson

/S/ DAVID DOLBY	Director	September 11, 2026

David Dolby

/S/ TONY PROPHET	Director	September 11, 2026

Tony Prophet

/S/ EMILY ROLLINS	Director	September 11, 2026

Emily Rollins

/S/ SIMON SEGARS	Director	September 11, 2026

Simon Segars

/S/ ANJALI SUD	Director	September 11, 2026

Anjali Sud

/S/ AVADIS TEVANIAN, JR.	Director	September 11, 2026

Avadis Tevanian, Jr.